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                                                                   EXHIBIT 15-18


The Detroit Edison Company
Detroit, Michigan

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of The Detroit Edison Company and subsidiaries for the periods ended June 30, 2001 and 2000, as indicated in our report dated August 14, 2001; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, is incorporated by reference in the following Registration Statements:

                    FORM                REGISTRATION NUMBER

                    Form S-3            33-53207
                    Form S-3            33-64296
                    Form S-3            333-63366

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


DELOITTE & TOUCHE LLP

Detroit, Michigan
August 14, 2001